UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 6, 2026

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin, 54220

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol (s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan

At the 2026 Annual Meeting of Shareholders of Orion Energy Systems, Inc. (the “Company”), held on August 6, 2026 (the “2026 Annual Meeting”), the Company’s shareholders approved the Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (the “Amended 2016 Plan”). Approval of the Amended 2016 Plan increased the number of shares of the Company’s common stock available for issuance under the Amended 2016 Plan from 600,000 shares to 900,000 shares (an increase of 300,000 shares) and extended the term of the Amended 2016 Plan to the tenth (10th) anniversary of the date of the 2026 Annual Meeting. Additionally, approval of the Amended 2016 Plan resulted in minor modification of the annual non-employee director award limits, providing that the aggregate grant date fair value of all awards granted to any non-employee during any single calendar year, taken together with any cash fees paid to such person during such calendar year, in each case for service as a director, shall not exceed $500,000.

Except as previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 23, 2026 (the “Definitive Proxy Statement”), the Company cannot currently determine the benefits, if any, to be paid under the Amended 2016 Plan in the future to the Company’s officers, including the Company’s named executive officers.

The Amended 2016 Plan is described in the Definitive Proxy Statement. The description of the Amended 2016 Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended 2016 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above, on August 6, 2026, the Company held its 2026 Annual Meeting. As of the June 10, 2026 record date for the determination of the shareholders entitled to notice of, and to vote at, the 2026 Annual Meeting, 4,056,568 shares of common stock of the Company were outstanding and entitled to vote, each entitled to one vote per share. Approximately 70% of all shares of common stock outstanding and entitled to vote were represented at the 2026 Annual Meeting in person or by proxy. At the 2026 Annual Meeting, the Company’s shareholders voted on the following proposals:

Proposal One-Election of Directors: To elect two Class I directors, Richard A. Shapiro and Heather L. Wishart-Smith, to serve until the Company’s 2029 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. In accordance with the voting results listed below, each of the nominees were elected as directors by over 93% of the votes cast.

Name	For	Withheld	Broker Non-Votes
Richard A. Shapiro	1,646,626	95,562	1,128,860
Heather L. Wishart-Smith	1,635,992	107,196	1,128,860

Proposal Two-Say-On-Pay: To conduct an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Definitive Proxy Statement. In accordance with the voting results listed below, the Company’s executive compensation as disclosed in the Definitive Proxy Statement has been approved by over 95% of the votes cast.

For	Against	Abstain	Broker Non-Votes
1,616,787	71,074	55,327	1,128,860

Proposal Three-Ratification of Independent Public Accountant: To ratify BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for its 2027 fiscal year. In accordance with the voting results listed below, BDO USA, P.C. was ratified by over 99% of the votes cast and BDO USA, P.C. will serve as the independent registered certified public accountants for the Company’s fiscal year 2027.

For	Against	Abstain	Broker Non-Votes
2,839,473	27,528	5,047	0

Proposal Four-Amended 2016 Plan Proposal: To approve the Amended 2016 Plan. In accordance with the voting results listed below, the Amended 2016 Plan has been approved by over 82% of the votes cast

For	Against	Abstain	Broker Non-Votes
1,400,999	301,419	40,770	1,128,860

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
Exhibit 10.1

Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (incorporated by reference to Annex A to the Company's definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on June 23, 2026).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: August 7, 2026	By: /s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer